Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-98801 and No. 333-66741) pertaining to the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-66747) pertaining to the Penwest Pharmaceuticals Co. 1997 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-66739) pertaining to the Penwest Pharmaceuticals Co. Savings Plan, in the Registration Statement (Form S-8 No. 333-66733) pertaining to the Penwest Pharmaceuticals Co. 1998 Spinoff Option Plan, in the Registration Statement (Form S-3 No. 333-32940) of Penwest Pharmaceuticals Co. and in the related Prospectus and in the Registration Statement (Form S-3 No. 333-65840 and Amendment No. 1 thereto) of Penwest Pharmaceuticals Co. and in the related Prospectus of our report dated March 17, 2003, except for Note 1, paragraph 4 of Note 15 and paragraph 6 of Note 18, as to which the date is September 2, 2003, with respect to the consolidated financial statements of Penwest Pharmaceuticals Co. included in the Current Report (Form 8-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Stamford, Connecticut
September 3, 2003